EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Alternative Fuels Americas, Inc.

2131 Hollywood Boulevard

Suite 401

Hollywood, Florida 33020

We consent to the incorporation by reference in the Form S-8 of Alternative Fuels Americas, Inc. as of our report dated May 18, 2012, with respect to the balance sheets of Alternative Fuels Americas, Inc. as of December 31, 2011 and 2010 and related statements of income, retained earnings and cash flows for the years then ended.

/s/ DeMeo, Young & McGrath

Fort Lauderdale, Florida

February 11, 2013